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                                                                  EXHIBIT 10.4

                    DISTRIBUTION AGREEMENT AMENDMENT NO. 3

This is an amendment to the Distribution Agreement ("Distribution Agreement") made and entered into on January 22, 2002 between:

SINCLAIR PHARMACEUTICALS LTD., a corporation duly organized and existing under the laws of England having its place of business at Borough Rd, Godalming, Surrey, United Kingdom GU7 2AB and Sinclair Pharma Srl, a corporation duly organized and existing under the laws of Italy having its place of business at Viale Marche, 15, 20125 Milano, Italy. Sinclair Pharmaceuticals Ltd and Sinclair Pharma Srl are hereinafter collectively referred to as "Company."

and

CELL PATHWAYS, INC., a corporation duly organized and existing under the laws of Delaware having a place of business at 702 Electronic Drive, Horsham, Pennsylvania, 19044 hereinafter referred to as "Distributor."

The Definitions set forth in Article 1 of the Distribution Agreement are used in and control this Amendment No. 3.

This Amendment No. 3 is effective as of June 9, 2003.

The Distribution Agreement did not provide for the assignment by any party of its rights or obligations under the Distribution Agreement to any other person or company.

The parties hereto now wish to amend the Distribution Agreement to provide for such assignment, so that Distributor may assign the Distribution Agreement to its merger partner, OSI Pharmaceuticals Inc., and Company may assign the Distribution Agreement to a party acquiring all or substantially all of its business in the Products.

The parties hereto have agreed as follows:

1. Distributor is permitted to assign the Distribution Agreement, including all its past, present and future rights and obligations thereunder, to OSI Pharmaceuticals Inc. Such assignment shall take effect upon Distributor and OSI Pharmaceuticals Inc. giving written notification to Company of the assignment, or if appropriate, giving written notification to the assignee referred to in paragraph 2 below.

2. Company is permitted to assign the Distribution Agreement, including all its past, present and future rights and obligations thereunder, to a person or company which is acquiring or has acquired all or substantially all of its business in the Products (such person or company is referred to herein as the "Purchaser"). Such assignment shall take effect upon Company and Purchaser giving written notification to OSI Pharmaceuticals Inc. of the assignment, or if appropriate, giving written notification to Distributor.


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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 in duplicate.


SINCLAIR PHARMACEUTICALS LTD.           CELL PATHWAYS INCORPORATED
Signed by: Michael J. Flynn             Signed by: Robert J. Towarnicki


/s/                                     /s/
---------------------------             ---------------------------
Position: President & C.E.O.            Position: President & C.E.O.
Date:  June 9, 2003                     Date:  June 9, 2003


SINCLAIR PHARMA SRI
Signed by: Michael J. Flynn


/s/
-------------------
Position: President
Date:  June 9, 2003


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